SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Digital Angel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGITAL ANGEL CORPORATION
490 Villaume Avenue
South St. Paul, Minnesota 55075
(651) 455-1621

September 25, 2002

To the Stockholders of Digital Angel Corporation:

        In the last few days, you should have received Digital Angel Corporation's Notice of Annual Meeting and Proxy Statement, its Annual Report to Stockholders, a Proxy card, and corrected pages 65 and 66 for the Annual Report. These materials were provided to you for our Annual Meeting of Stockholders to be held on October 22, 2002.

        It has come to our attention that the form of Notice of Annual Meeting and Proxy Statement that was sent to you was not correct and, in fact, was not meant to be delivered to our stockholders. We have enclosed the correct Notice of Annual Meeting and Proxy Statement that should have been sent to you connection with our Annual Meeting to be held on October 22, 2002.

        Please discard only the Notice of Annual Meeting and Proxy Statement that you received a few days ago and instead refer to the enclosed Notice of Annual Meeting and Proxy Statement to consider and vote on the matters presented at the Annual Meeting. You can refer to and use the Annual Report to Stockholders, the Proxy card and corrected pages 65 and 66 for the Annual Report that were included with the incorrect Notice of Annual Meeting and Proxy Statement.

        We apologize for any confusion. If you have any questions, please contact me at (651) 552-6325.

Sincerely,

/s/ James P. Santelli
James P. Santelli, Secretary

Enc.